Exhibit 10.3

Health-Pak, Inc Stock Certificate Transfer                      December 6, 2000
2005 Beechgrove Place
Utica N.Y. 13501

Certificate #     Name                                          Number of Shares
HP 02924 Michael Liberatore                                       220,000
HP 02923 Anthony Liberatore & Elizabeth Liberatore                729,333
HP 02970 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02971 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02968 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02969 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02973 Anthony Liberatore & Elizabeth Liberatore                500,000
HP 02972 Anthony Liberatore & Elizabeth Liberatore                500,000

                                    Total Shares                3,949,333


Delivered by hand

Received this 6th day of December 2000

/s/ Todd Walker
------------------------
Todd Walker, Esq.